Dallas, TX/October 16, 2018
COMERICA REPORTS THIRD QUARTER 2018 NET INCOME OF $318 MILLION,
$1.86 PER SHARE
Returned $600 Million to Shareholders Through Share Repurchases and Dividends
Continued Net Interest Income Growth, Strong Credit Quality and Controlled Expenses
Earnings Per Share Increased 48 Percent Compared to Third Quarter 2017
“In the third quarter, we continued to grow revenue, excluding securities losses, as well as maintain favorable credit metrics and well-controlled expenses," said Ralph W. Babb, Jr., chairman and chief executive officer. “We took action to enhance our future returns by significantly increasing our share repurchases and dividend. We expect to continue to return excess capital to shareholders as we work toward a target common equity Tier 1 capital ratio of 9.5 to 10 percent by the end of 2019. In addition, discrete tax benefits provided us the opportunity to reposition a portion of our securities portfolio. With increased loan commitments and seasonal factors, we expect loan growth to trend positive into the end of the year. We remain well positioned to meaningfully benefit from rising rates as we judiciously manage loan and deposit pricing. Our return on assets, return on equity and efficiency ratio clearly demonstrate our commitment to enhancing shareholder value.”

(dollar amounts in millions, except per share data)	3rd Qtr '18	2nd Qtr '18	3rd Qtr '17
FINANCIAL RESULTS
Net interest income	$599	$590	$546
Provision for credit losses	—	(29)	24
Noninterest income	234	248	275
Noninterest expenses	452	448	463
Pre-tax income	381	419	334
Provision for income taxes	63	93	108
Net income	$318	$326	$226

Diluted earnings per common share	$1.86	$1.87	$1.26
Efficiency ratio (a)	52.93%	53.24%	56.33%
Net interest margin	3.60	3.62	3.28
Common equity Tier 1 capital ratio (b)	11.66	11.89	11.51
Common equity ratio	10.90	11.22	11.16

ADJUSTED FINANCIAL RESULTS (c)
Net interest income	$599	$590	$546
Provision for credit losses	—	(29)	24
Noninterest income	254	248	245
Noninterest expenses	440	437	426
Pre-tax income	413	430	341
Provision for income taxes	94	98	113
Net income	$319	$332	$228

Diluted earnings per common share	$1.86	$1.90	$1.27
Efficiency ratio	51.59%	51.90%	53.71%

(a)
Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	September 30, 2018 ratio is estimated.

(c)	Financial results presented on an adjusted basis to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.

The following table includes items used to arrive at adjusted net income in the Adjusted Financial Results (see Reconciliation of Non-GAAP Financial Measures).

	3rd Qtr '18		2nd Qtr '18		3rd Qtr '17
(in millions, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Securities repositioning, net of tax	$15	$0.09	$—	$—	$—	$—
Restructuring charges, net of tax	9	0.05	9	0.05	4	0.02
Discrete tax benefits	(23)	(0.14)	(3)	(0.02)	(2)	(0.01)

Third Quarter 2018 Compared to Second Quarter 2018
Average total loans decreased $641 million to $48.6 billion.

•	Primarily reflected seasonality, with decreases in National Dealer Services and general Middle Market as well as an increase in Mortgage Banker Finance.

•	Also included a decline in Private Banking, partially offset by an increase in Technology and Life Sciences.

•	Loan yields increased 11 basis points to 4.74 percent, reflecting increases in short-term rates (+15 basis points), partially offset by a decrease in interest recoveries (-6 basis points).
Average total deposits increased $263 million to $56.1 billion.

•	Driven by a $386 million increase in interest-bearing deposits, partially offset by a $123 million decrease in noninterest-bearing deposits.

•	Interest-bearing deposit costs increased 9 basis points to 0.51 percent due to continued focus on relationship-based deposit pricing as short-term interest rates increased.
Net interest income increased $9 million to $599 million.

•	Includes a net benefit from higher short-term interest rates of $13 million from managing loan and deposit pricing in a rising rate environment.

•
Net interest margin decreased 2 basis points to 3.60 percent, including a 8-basis-point increase due to short-term interest rates, offset by decreases from lower interest recoveries and excess liquidity.

No provision for credit losses in third quarter 2018 compared to $29 million release in second quarter 2018.

•	Credit quality remains strong as reflected by a decline in total criticized loans of $95 million or 5 percent and net credit-related charge-offs of $15 million.
Excluding a $20 million loss related to repositioning the securities portfolio, noninterest income increased $6 million.

•
Primarily reflecting increases of $2 million each in customer derivative and investment banking income, as well as smaller increases in other noninterest income categories, partially offset by decreases of $2 million each in syndication fees (a component of commercial lending fees) and letter of credit fees.

•
Additionally reflecting increases of $2 million each in bank-owned life insurance (BOLI) relating to an annual dividend and deferred compensation asset returns (offset in noninterest expenses) as well as an increase of $2 million due to a charge incurred in the second quarter relating to a derivative contract tied to the conversion rate of Visa Class B shares.

•
The $20 million loss on sale of securities resulted from repositioning $1.3 billion of treasury securities by purchasing securities yielding approximately $4 million additional interest per quarter while retaining a duration of 3 years.

Noninterest expenses increased $4 million to $452 million.

•
Primarily reflecting a $4 million increase in salaries and benefits expense driven by higher contract labor related to technology projects, deferred compensation (offset in noninterest income) and one additional day in the quarter, partly offset by a decrease in workforce.

Provision for income taxes decreased $30 million to $63 million.

•	Discrete tax benefit items of $23 million primarily resulting from a review of certain tax capitalization and recovery positions related to software and fixed assets included in the 2017 tax return.

•	Also included the impact from lower pre-tax earnings, primarily as a result of the securities losses from repositioning the securities portfolio and the change in the provision for credit losses.

Capital position remained solid at September 30, 2018.

•	Returned a record $600 million to shareholders, including dividends and the repurchase of $500 million of common stock (5.1 million shares) under the equity repurchase program.

•	Dividend increased 76 percent to 60 cents per share.
Third Quarter 2018 Compared to Third Quarter 2017
Effective January 1, 2018, the Corporation adopted Accounting Standards Codification Topic 606, "Revenue from Contracts with Customers." As a result, revenue from certain products is now presented net of costs. The commentary below discusses noninterest income and noninterest expenses on an adjusted basis to eliminate the variances attributable to the impact of adoption. See Reconciliation of Non-GAAP Financial Measures.
Average total loans remained stable.

•	Reflected decreases in Corporate Banking, Energy and Private Banking, offset by increases in Technology and Life Sciences, Commercial Real Estate and National Dealer Services.
Average total deposits decreased $400 million.

•	Due to a $1.9 billion decrease in noninterest-bearing deposits, offset by a $1.5 billion increase in interest-bearing deposits.

•
Primarily reflected a decrease in general Middle Market (nearly $1 billion decrease in Municipalities), partially offset by a $752 million increase in Technology and Life Sciences and smaller increases in other lines of business.

Net interest income increased $53 million.

•	Driven by the net benefit from higher short-term rates, partially offset by a $13 million decrease in interest recoveries from elevated third quarter 2017 levels.
Provision for credit losses decreased $24 million.

•	Reflected declines in total criticized loans of $764 million and net credit-related charge-offs of $10 million.
Adjusted noninterest income increased $9 million.

•
Reflected increases of $5 million in card fees, adjusted for the impact of adoption of the new revenue accounting standard, $3 million in fiduciary income and smaller increases in other noninterest income categories, partially offset by a $3 million decrease in service charges on deposit accounts.

Adjusted noninterest expenses increased $14 million.

•
Reflected a $17 million increase in salaries and benefits expense, driven by higher share-based and incentive compensation tied to financial performance as well as merit increases, partially offset by a decrease in workforce.

•	Also included decreases of $3 million in software expense and $2 million in FDIC insurance expense, partially offset by a $3 million increase in outside processing expense.
Provision for income taxes decreased $45 million.

•	Discrete tax benefit items of $23 million, primarily resulting from a review of certain tax capitalization and recovery positions related to software and fixed assets included in the 2017 tax return.

•	Also included the impact of the decrease in the statutory tax rate in 2018, partially offset by an increase in pre-tax income.

Net Interest Income

(dollar amounts in millions)	3rd Qtr '18	2nd Qtr '18	3rd Qtr '17
Net interest income	$599	$590	$546

Net interest margin	3.60%	3.62%	3.28%

Selected average balances:
Total earning assets	$65,842	$65,114	$66,084
Total loans	48,584	49,225	48,663
Total investment securities	11,761	11,799	12,244
Federal Reserve Bank deposits	5,180	3,717	4,889

Total deposits	56,093	55,830	56,493
Total noninterest-bearing deposits	29,193	29,316	31,057
Medium- and long-term debt	6,153	5,584	4,936

Net interest income increased $9 million to $599 million in the third quarter 2018, compared to the second quarter 2018.

•
The net increase from higher short-term rates was $13 million, reflecting interest benefits to loans (+$19 million), short-term investments (+$2 million) and securities (+$2 million), partly offset by increases in deposit (-$6 million) and debt (-$4 million) costs.

•
Net interest income also benefited from higher average short-term investments (+$8 million) and one additional day in the quarter (+$6 million), offset by lower interest recoveries (-$8 million), lower average loan balances (-$7 million) and higher wholesale funding (-$5 million).

The net interest margin decreased 2 basis points to 3.60 percent in the third quarter 2018, compared to the second quarter 2018.

•
The net benefit from short-term rates (+8 basis points) was more than offset by the expected decrease in interest recoveries from elevated second quarter levels (-5 basis points), higher average debt from a third quarter 2018 issuance (-3 basis points) and an increase in lower-yielding average short-term investments (-3 basis points).

•
The net benefit from higher short-term rates primarily reflected higher loan (+12 basis points) and securities yields (+1 basis point), partially offset by higher deposit (-4 basis points) and debt (-2 basis points) costs.

Credit Quality
“With net charge-offs of 13 basis points and a further decline in criticized loans, which now represent 3.4 percent of total loans at quarter end, our credit quality is strong,” said Babb. “Gross charge-offs remained low at $25 million, while recoveries declined to $10 million, following unusually high recoveries in the second quarter. Nonaccrual loans comprised only 47 basis points of our total loans.  The positive credit migration resulted in a reserve release and a reserve ratio of 1.35 percent.  The economy is strong and our customers are performing well.  We remain vigilant; however, at this point, we are not seeing any concerning trends.”

(dollar amounts in millions)	3rd Qtr '18	2nd Qtr '18	3rd Qtr '17
Credit-related charge-offs	$25	$20	$37
Recoveries	10	23	12
Net credit-related charge-offs (recoveries)	15	(3)	25
Net credit-related charge-offs (recoveries)/Average total loans	0.13%	(0.02)%	0.21%

Provision for credit losses	$—	$(29)	$24

Nonperforming loans	239	262	452
Nonperforming assets (NPAs)	240	264	458
NPAs/Total loans and foreclosed property	0.49%	0.53%	0.93%

Loans past due 90 days or more and still accruing	$28	$20	$12

Allowance for loan losses	664	677	712
Allowance for credit losses on lending-related commitments (a)	33	34	41
Total allowance for credit losses	697	711	753

Allowance for loan losses/Period-end total loans	1.35%	1.36%	1.45%
Allowance for loan losses/Nonperforming loans	2.8x	2.6x	1.6x

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	The allowance for loan losses decreased to $664 million at September 30, 2018, or 1.35 percent of total loans, reflecting improvements in credit quality of the portfolio.

•
Criticized loans decreased $95 million to $1.7 billion at September 30, 2018, compared to $1.8 billion at June 30, 2018, including a $50 million decrease in Energy. Criticized loans as a percentage of total loans were 3.4 percent at September 30, 2018, compared to 3.5 percent at June 30, 2018. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•
Nonperforming loans decreased $23 million to $239 million at September 30, 2018, compared to $262 million at June 30, 2018. Nonperforming loans as a percentage of total loans decreased to 0.49 percent at September 30, 2018, compared to 0.53 percent at June 30, 2018.

Fourth Quarter 2018 Outlook
For the fourth quarter 2018 compared to the third quarter 2018, management expects the following, assuming a continuation of the current economic and rate environment as well as the benefits from the GEAR Up initiative:

•
Average loans stable with a positive trend, reflecting increases in most lines of business and a seasonal increase in National Dealer Services, mostly offset by a seasonal decrease in Mortgage Banker Finance.

•
Continued growth in net interest income from the net benefit due to rising short-term interest rates and repositioning the securities portfolio, partially offset by higher average debt as well as lower interest recoveries and loan fees.

•	Provision for credit losses of $10 million to $20 million and net charge-offs to remain low.

•	Relatively stable noninterest income, excluding securities losses, BOLI and deferred compensation asset returns.

◦	Levels of customer derivative and investment banking income may not repeat.

◦	GEAR Up initiatives continue to help drive growth in card fees and fiduciary income.

•	Noninterest expenses modestly higher, excluding approximately $10 million of restructuring charges.

◦	GEAR Up savings remain on track.

◦	Continued higher outside processing and technology expenditures.

◦	Seasonal and typical inflationary pressures.

•	Income tax expense to be approximately 23 percent of pre-tax income, excluding any tax impact from employee stock transactions.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, the Corporation may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. During the third quarter 2018, the Small Business component was reclassified from Retail Bank to Business Bank. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at September 30, 2018. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Third Quarter 2018 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2018 financial results at 7 a.m. CT Tuesday, October 16, 2018. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 22791270). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; operational difficulties, failure of technology infrastructure or information security incidents; reliance on other companies to provide certain key components of business infrastructure; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the effects of recent tax reform and potential legislative, administrative or judicial changes or interpretations related to these and other tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2017 and "Item 1A. Risk Factors" beginning on page 59 of Comerica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Walker	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2018	2018	2017	2018	2017
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.86	$1.87	$1.26	$5.32	$3.50
Cash dividends declared	0.60	0.34	0.30	1.24	0.79

Average diluted shares (in thousands)	170,057	173,601	177,411	172,862	178,899
PERFORMANCE RATIOS
Return on average common shareholders' equity	16.15%	16.40%	11.17%	15.64%	10.62%
Return on average assets	1.77	1.85	1.25	1.75	1.18
Efficiency ratio (a)	52.93	53.24	56.33	54.12	58.82
CAPITAL
Common equity tier 1 capital (b)	$7,750	$8,026	$7,752
Risk-weighted assets (b)	66,476	67,508	67,341
Common shareholders' equity per share of common stock	46.92	47.27	46.09
Tangible common equity per share of common stock	43.05	43.51	42.39
Common equity tier 1 and tier 1 risk-based capital ratio (b)	11.66%	11.89%	11.51%
Total risk-based capital ratio (b)	13.74	13.96	13.65
Leverage ratio (b)	10.85	11.36	10.87
Common equity ratio	10.90	11.22	11.16
Tangible common equity ratio (c)	10.09	10.42	10.35
AVERAGE BALANCES
Commercial loans	$30,371	$30,966	$30,603	$30,494	$30,313
Real estate construction loans	3,198	3,189	2,933	3,152	2,934
Commercial mortgage loans	9,084	9,174	8,977	9,158	8,988
Lease financing	464	457	470	462	522
International loans	1,072	981	1,156	1,017	1,168
Residential mortgage loans	1,962	1,993	2,005	1,988	1,981
Consumer loans	2,433	2,465	2,519	2,473	2,525
Total loans	48,584	49,225	48,663	48,744	48,431

Earning assets	65,842	65,114	66,084	65,326	66,346
Total assets	71,210	70,520	71,251	70,689	71,470

Noninterest-bearing deposits	29,193	29,316	31,057	29,457	30,754
Interest-bearing deposits	26,900	26,514	25,436	26,547	26,374
Total deposits	56,093	55,830	56,493	56,004	57,128

Common shareholders' equity	7,817	7,977	8,008	7,907	7,939
NET INTEREST INCOME
Net interest income	$599	$590	$546	$1,738	$1,516
Net interest margin	3.60%	3.62%	3.28%	3.54%	3.05%
CREDIT QUALITY
Total nonperforming assets	240	264	458

Loans past due 90 days or more and still accruing	28	20	12

Net credit-related charge-offs (recoveries)	15	(3)	25	$40	$76

Allowance for loan losses	664	677	712
Allowance for credit losses on lending-related commitments	33	34	41
Total allowance for credit losses	697	711	753

Allowance for loan losses as a percentage of total loans	1.35%	1.36%	1.45%
Net credit-related charge-offs (recoveries) as a percentage of average total loans	0.13	(0.02)	0.21	0.11%	0.21%
Nonperforming assets as a percentage of total loans and foreclosed property	0.49	0.53	0.93
Allowance for loan losses as a percentage of total nonperforming loans	2.8x	2.6x	1.6x
OTHER KEY INFORMATION
Number of banking centers	435	438	439
Number of employees - full time equivalent	7,834	7,868	7,974

(a)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	September 30, 2018 ratios are estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2018	2018	2017	2017
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$945	$1,424	$1,438	$1,351

Interest-bearing deposits with banks	4,894	4,236	4,407	4,853
Other short-term investments	136	134	96	92

Investment securities available-for-sale	11,862	11,915	10,938	10,998
Investment securities held-to-maturity	—	—	1,266	1,344

Commercial loans	30,889	31,530	31,060	31,062
Real estate construction loans	3,158	3,257	2,961	3,018
Commercial mortgage loans	9,019	9,124	9,159	8,985
Lease financing	471	458	468	475
International loans	1,090	993	983	1,159
Residential mortgage loans	1,947	1,954	1,988	1,999
Consumer loans	2,436	2,476	2,554	2,511
Total loans	49,010	49,792	49,173	49,209
Less allowance for loan losses	(664)	(677)	(712)	(712)
Net loans	48,346	49,115	48,461	48,497

Premises and equipment	472	467	466	467
Accrued income and other assets	4,793	4,696	4,495	4,415
Total assets	$71,448	$71,987	$71,567	$72,017

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$29,301	$30,316	$32,071	$32,391

Money market and interest-bearing checking deposits	22,449	22,544	21,500	20,869
Savings deposits	2,192	2,227	2,152	2,147
Customer certificates of deposit	2,051	2,089	2,165	2,342
Foreign office time deposits	13	34	15	70
Total interest-bearing deposits	26,705	26,894	25,832	25,428
Total deposits	56,006	57,210	57,903	57,819

Short-term borrowings	84	58	10	509
Accrued expenses and other liabilities	1,154	1,057	1,069	1,018
Medium- and long-term debt	6,418	5,583	4,622	4,637
Total liabilities	63,662	63,908	63,604	63,983

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,144	2,144	2,122	2,112
Accumulated other comprehensive loss	(611)	(589)	(451)	(359)
Retained earnings	8,587	8,374	7,887	7,746
Less cost of common stock in treasury - 62,224,198 shares at 9/30/18, 57,254,526 shares at 6/30/18, 55,306,483 shares at 12/31/17 and 53,835,135 shares at 9/30/17	(3,475)	(2,991)	(2,736)	(2,606)
Total shareholders' equity	7,786	8,079	7,963	8,034
Total liabilities and shareholders' equity	$71,448	$71,987	$71,567	$72,017

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2018	2017	2018	2017
INTEREST INCOME
Interest and fees on loans	$581	$500	$1,658	$1,374
Interest on investment securities	66	63	194	186
Interest on short-term investments	28	16	63	44
Total interest income	675	579	1,915	1,604
INTEREST EXPENSE
Interest on deposits	35	11	79	29
Interest on short-term borrowings	1	3	1	3
Interest on medium- and long-term debt	40	19	97	56
Total interest expense	76	33	177	88
Net interest income	599	546	1,738	1,516
Provision for credit losses	—	24	(17)	57
Net interest income after provision for credit losses	599	522	1,755	1,459
NONINTEREST INCOME
Card fees	61	85	180	242
Service charges on deposit accounts	53	57	160	172
Fiduciary income	51	48	155	148
Commercial lending fees	21	21	62	63
Letter of credit fees	9	11	30	34
Bank-owned life insurance	11	12	29	31
Foreign exchange income	12	11	36	33
Brokerage fees	7	6	20	17
Net securities losses	(20)	—	(19)	—
Other noninterest income	29	24	73	82
Total noninterest income	234	275	726	822
NONINTEREST EXPENSES
Salaries and benefits expense	254	237	759	713
Outside processing fee expense	65	92	190	267
Net occupancy expense	38	38	113	114
Equipment expense	12	12	34	34
Restructuring charges	12	7	39	32
Software expense	32	35	95	95
FDIC insurance expense	11	13	36	38
Advertising expense	8	8	22	19
Litigation-related expense	—	—	—	(2)
Other noninterest expenses	20	21	58	67
Total noninterest expenses	452	463	1,346	1,377
Income before income taxes	381	334	1,135	904
Provision for income taxes	63	108	210	273
NET INCOME	318	226	925	631
Less income allocated to participating securities	2	2	6	5
Net income attributable to common shares	$316	$224	$919	$626
Earnings per common share:
Basic	$1.89	$1.29	$5.41	$3.58
Diluted	1.86	1.26	5.32	3.50

Comprehensive income	296	228	764	655

Cash dividends declared on common stock	100	53	210	141
Cash dividends declared per common share	0.60	0.30	1.24	0.79

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2018 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2018		Third Quarter 2017
(in millions, except per share data)	2018	2018	2018	2017	2017	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$581	$568	$509	$498	$500	$13	2%	$81	16%
Interest on investment securities	66	64	64	64	63	2	2	3	5
Interest on short-term investments	28	18	17	16	16	10	52	12	71
Total interest income	675	650	590	578	579	25	4	96	16
INTEREST EXPENSE
Interest on deposits	35	28	16	13	11	7	24	24	N/M
Interest on short-term borrowings	1	—	—	—	3	1	74	(2)	(82)
Interest on medium- and long-term debt	40	32	25	20	19	8	28	21	N/M
Total interest expense	76	60	41	33	33	16	26	43	N/M
Net interest income	599	590	549	545	546	9	1	53	10
Provision for credit losses	—	(29)	12	17	24	29	N/M	(24)	(98)
Net interest income after provision for credit losses	599	619	537	528	522	(20)	(3)	77	15
NONINTEREST INCOME
Card fees	61	60	59	91	85	1	1	(24)	(28)
Service charges on deposit accounts	53	53	54	55	57	—	—	(4)	(7)
Fiduciary income	51	52	52	50	48	(1)	(4)	3	4
Commercial lending fees	21	23	18	22	21	(2)	(8)	—	—
Letter of credit fees	9	11	10	11	11	(2)	(7)	(2)	(8)
Bank-owned life insurance	11	9	9	12	12	2	26	(1)	(9)
Foreign exchange income	12	12	12	12	11	—	—	1	6
Brokerage fees	7	6	7	6	6	1	14	1	19
Net securities (losses) gains	(20)	—	1	—	—	(20)	N/M	(20)	N/M
Other noninterest income	29	22	22	26	24	7	38	5	21
Total noninterest income	234	248	244	285	275	(14)	(5)	(41)	(15)
NONINTEREST EXPENSES
Salaries and benefits expense	254	250	255	248	237	4	2	17	7
Outside processing fee expense	65	64	61	99	92	1	3	(27)	(29)
Net occupancy expense	38	37	38	40	38	1	1	—	—
Equipment expense	12	11	11	11	12	1	6	—	—
Restructuring charges	12	11	16	13	7	1	2	5	54
Software expense	32	32	31	31	35	—	—	(3)	(11)
FDIC insurance expense	11	12	13	13	13	(1)	(1)	(2)	(10)
Advertising expense	8	8	6	9	8	—	—	—	—
Other noninterest expenses	20	23	15	19	21	(3)	(20)	(1)	(14)
Total noninterest expenses	452	448	446	483	463	4	1	(11)	(2)
Income before income taxes	381	419	335	330	334	(38)	(9)	47	14
Provision for income taxes	63	93	54	218	108	(30)	(33)	(45)	(42)
NET INCOME	318	326	281	112	226	(8)	(2)	92	41
Less income allocated to participating securities	2	2	2	—	2	—	—	—	—
Net income attributable to common shares	$316	$324	$279	$112	$224	$(8)	(3)%	$92	41%
Earnings per common share:
Basic	$1.89	$1.90	$1.62	$0.65	$1.29	$(0.01)	(1)%	$0.60	47%
Diluted	1.86	1.87	1.59	0.63	1.26	(0.01)	(1)	0.60	48

Comprehensive income	296	290	178	107	228	6	2	68	30

Cash dividends declared on common stock	100	58	52	52	53	42	72	47	89
Cash dividends declared per common share	0.60	0.34	0.30	0.30	0.30	0.26	76	0.30	N/M
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2018			2017
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$677	$698	$712	$712	$705

Loan charge-offs:
Commercial	23	17	36	26	35
Commercial mortgage	—	1	—	1	—
Lease financing	—	—	—	—	1
International	1	—	—	1	—
Consumer	1	2	1	1	1
Total loan charge-offs	25	20	37	29	37

Recoveries on loans previously charged-off:
Commercial	8	20	8	7	6
Real estate construction	—	—	—	—	1
Commercial mortgage	1	1	—	2	2
International	—	1	—	2	1
Residential mortgage	—	—	—	1	—
Consumer	1	1	1	1	2
Total recoveries	10	23	9	13	12
Net loan charge-offs (recoveries)	15	(3)	28	16	25
Provision for loan losses	1	(23)	14	16	31
Foreign currency translation adjustment	1	(1)	—	—	1
Balance at end of period	$664	$677	$698	$712	$712

Allowance for loan losses as a percentage of total loans	1.35%	1.36%	1.42%	1.45%	1.45%

Net loan charge-offs (recoveries) as a percentage of average total loans	0.13	(0.02)	0.23	0.13	0.21

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2018			2017
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$34	$40	$42	$41	$48
Add: Provision for credit losses on lending-related commitments	(1)	(6)	(2)	1	(7)
Balance at end of period	$33	$34	$40	$42	$41

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2018			2017
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$149	$171	$242	$309	$345
Commercial mortgage	22	29	29	31	35
Lease financing	2	2	3	4	8
International	4	4	4	6	6
Total nonaccrual business loans	177	206	278	350	394
Retail loans:
Residential mortgage	34	29	29	31	28
Consumer:
Home equity	19	19	19	21	22
Total nonaccrual retail loans	53	48	48	52	50
Total nonaccrual loans	230	254	326	402	444
Reduced-rate loans	9	8	8	8	8
Total nonperforming loans	239	262	334	410	452
Foreclosed property	1	2	5	5	6
Total nonperforming assets	$240	$264	$339	$415	$458

Nonperforming loans as a percentage of total loans	0.49%	0.53%	0.68%	0.83%	0.92%
Nonperforming assets as a percentage of total loans and foreclosed property	0.49	0.53	0.69	0.84	0.93
Allowance for loan losses as a multiple of total nonperforming loans	2.8x	2.6x	2.1x	1.7x	1.6x
Loans past due 90 days or more and still accruing	$28	$20	$36	$35	$12

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$254	$326	$402	$444	$493
Loans transferred to nonaccrual (a)	35	49	71	73	66
Nonaccrual loan gross charge-offs	(25)	(20)	(37)	(29)	(37)
Loans transferred to accrual status (a)	—	—	(3)	—	—
Nonaccrual loans sold	(9)	(15)	(10)	(22)	(10)
Payments/Other (b)	(25)	(86)	(97)	(64)	(68)
Nonaccrual loans at end of period	$230	$254	$326	$402	$444
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$30,494	$1,037	4.54%	$30,313	$851	3.76%
Real estate construction loans	3,152	120	5.08	2,934	90	4.09
Commercial mortgage loans	9,158	315	4.61	8,988	265	3.94
Lease financing	462	13	3.85	522	9	2.40
International loans	1,017	37	4.88	1,168	35	3.96
Residential mortgage loans	1,988	56	3.76	1,981	55	3.71
Consumer loans	2,473	80	4.32	2,525	69	3.63
Total loans	48,744	1,658	4.55	48,431	1,374	3.79

Mortgage-backed securities	9,109	158	2.25	9,335	150	2.16
Other investment securities	2,714	36	1.72	2,890	36	1.66
Total investment securities	11,823	194	2.13	12,225	186	2.04

Interest-bearing deposits with banks	4,625	63	1.82	5,598	44	1.03
Other short-term investments	134	—	0.90	92	—	0.66
Total earning assets	65,326	1,915	3.90	66,346	1,604	3.23

Cash and due from banks	1,200			1,187
Allowance for loan losses	(702)			(728)
Accrued income and other assets	4,865			4,665
Total assets	$70,689			$71,470

Money market and interest-bearing checking deposits	$22,219	72	0.43	$21,645	23	0.14
Savings deposits	2,205	1	0.04	2,127	—	0.02
Customer certificates of deposit	2,093	6	0.40	2,543	6	0.37
Foreign office time deposits	30	—	1.17	59	—	0.60
Total interest-bearing deposits	26,547	79	0.40	26,374	29	0.15

Short-term borrowings	59	1	1.79	331	3	1.14
Medium- and long-term debt	5,647	97	2.27	5,084	56	1.46
Total interest-bearing sources	32,253	177	0.73	31,789	88	0.37

Noninterest-bearing deposits	29,457			30,754
Accrued expenses and other liabilities	1,072			988
Total shareholders' equity	7,907			7,939
Total liabilities and shareholders' equity	$70,689			$71,470

Net interest income/rate spread		$1,738	3.17		$1,516	2.86

Impact of net noninterest-bearing sources of funds			0.37			0.19
Net interest margin (as a percentage of average earning assets)			3.54%			3.05%

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$30,371	$365	4.74%	$30,966	$357	4.64%	$30,603	$312	4.05%
Real estate construction loans	3,198	43	5.38	3,189	41	5.12	2,933	33	4.36
Commercial mortgage loans	9,084	110	4.84	9,174	107	4.65	8,977	95	4.20
Lease financing	464	4	3.69	457	4	3.65	470	3	3.34
International loans	1,072	13	4.99	981	13	5.02	1,156	12	4.13
Residential mortgage loans	1,962	18	3.71	1,993	20	3.88	2,005	20	3.95
Consumer loans	2,433	28	4.49	2,465	26	4.35	2,519	25	3.84
Total loans	48,584	581	4.74	49,225	568	4.63	48,663	500	4.08

Mortgage-backed securities	9,063	54	2.30	9,098	52	2.25	9,361	51	2.17
Other investment securities	2,698	12	1.72	2,701	12	1.71	2,883	12	1.67
Total investment securities	11,761	66	2.17	11,799	64	2.12	12,244	63	2.05

Interest-bearing deposits with banks	5,362	28	2.03	3,957	18	1.82	5,086	16	1.26
Other short-term investments	135	—	1.04	133	—	0.94	91	—	0.72
Total earning assets	65,842	675	4.05	65,114	650	3.98	66,084	579	3.48

Cash and due from banks	1,107			1,235			1,234
Allowance for loan losses	(681)			(708)			(718)
Accrued income and other assets	4,942			4,879			4,651
Total assets	$71,210			$70,520			$71,251

Money market and interest-bearing checking deposits	$22,573	32	0.56	$22,187	26	0.47	$20,819	9	0.15
Savings deposits	2,208	1	0.05	2,231	—	0.04	2,152	—	0.02
Customer certificates of deposit	2,094	2	0.48	2,063	2	0.38	2,390	2	0.36
Foreign office time deposits	25	—	1.25	33	—	1.13	75	—	0.66
Total interest-bearing deposits	26,900	35	0.51	26,514	28	0.42	25,436	11	0.16

Short-term borrowings	85	1	1.95	56	—	1.74	815	3	1.15
Medium- and long-term debt	6,153	40	2.55	5,584	32	2.24	4,936	19	1.60
Total interest-bearing sources	33,138	76	0.90	32,154	60	0.74	31,187	33	0.42

Noninterest-bearing deposits	29,193			29,316			31,057
Accrued expenses and other liabilities	1,062			1,073			999
Total shareholders' equity	7,817			7,977			8,008
Total liabilities and shareholders' equity	$71,210			$70,520			$71,251

Net interest income/rate spread		$599	3.15		$590	3.24		$546	3.06

Impact of net noninterest-bearing sources of funds			0.45			0.38			0.22
Net interest margin (as a percentage of average earning assets)			3.60%			3.62%			3.28%

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	631	—	631
Other comprehensive income, net of tax	—	—	—	24	—	—	24
Cash dividends declared on common stock ($0.79 per share)	—	—	—	—	(141)	—	(141)
Purchase of common stock	(5.7)	—	—	—	—	(396)	(396)
Net issuance of common stock under employee stock plans	3.0	—	(26)	—	(22)	138	90
Net issuance of common stock for warrants	1.7	—	(28)	—	(51)	79	—
Share-based compensation	—	—	29	—	—	—	29
Other	—	—	(1)	—	—	1	—
BALANCE AT SEPTEMBER 30, 2017	174.3	$1,141	$2,112	$(359)	$7,746	$(2,606)	$8,034

BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(451)	$7,887	$(2,736)	$7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	925	—	925
Other comprehensive loss, net of tax	—	—	—	(161)	—	—	(161)
Cash dividends declared on common stock ($1.24 per share)	—	—	—	—	(210)	—	(210)
Purchase of common stock	(8.7)	—	(7)	—	—	(821)	(828)
Net issuance of common stock under employee stock plans	1.5	—	(9)	—	(24)	74	41
Net issuance of common stock for warrants	0.2	—	(3)	—	(5)	8	—
Share-based compensation	—	—	41	—	—	—	41
BALANCE AT SEPTEMBER 30, 2018	165.9	$1,141	$2,144	$(611)	$8,587	$(3,475)	$7,786

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended September 30, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$413	$141	$46	$(16)	$15		$599
Provision for credit losses	(1)	1	2	—	(2)		—
Noninterest income	137	35	66	(7)	3		234
Noninterest expenses	210	153	72	(1)	18		452
Provision (benefit) for income taxes	77	5	9	(8)	(20)	(a)	63
Net income (loss)	$264	$17	$29	$(14)	$22		$318
Net credit-related charge-offs	$14	$—	$1	$—	$—		$15

Selected average balances:
Assets	$43,165	$2,621	$5,068	$13,696	$6,660		$71,210
Loans	41,591	2,057	4,936	—	—		48,584
Deposits	30,286	20,765	3,988	929	125		56,093

Statistical data:
Return on average assets (b)	2.43%	0.31%	2.28%	N/M	N/M		1.77%
Efficiency ratio (c)	38.24	86.81	63.93	N/M	N/M		52.93

	Business	Retail	Wealth
Three Months Ended June 30, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$405	$135	$44	$(7)	$13		$590
Provision for credit losses	(25)	(1)	1	—	(4)		(29)
Noninterest income	135	32	67	12	2		248
Noninterest expenses	211	149	75	(1)	14		448
Provision (benefit) for income taxes	81	4	8	(2)	2	(a)	93
Net income	$273	$15	$27	$8	$3		$326
Net credit-related (recoveries) charge-offs	$(4)	$—	$1	$—	$—		$(3)

Selected average balances:
Assets	$43,740	$2,633	$5,260	$13,735	$5,152		$70,520
Loans	42,041	2,057	5,127	—	—		49,225
Deposits	29,735	21,008	3,852	1,093	142		55,830

Statistical data:
Return on average assets (b)	2.50%	0.28%	2.10%	N/M	N/M		1.85%
Efficiency ratio (c)	39.12	87.71	66.81	N/M	N/M		53.24

	Business	Retail	Wealth
Three Months Ended September 30, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$397	$118	$45	$(24)	$10		$546
Provision for credit losses	12	4	9	—	(1)		24
Noninterest income	158	39	62	13	3		275
Noninterest expenses	227	156	70	(1)	11		463
Provision (benefit) for income taxes	109	(1)	10	(8)	(2)	(a)	108
Net income (loss)	$207	$(2)	$18	$(2)	$5		$226
Net credit-related charge-offs (recoveries)	$27	$—	$(2)	$—	$—		$25

Selected average balances:
Assets	$42,749	$2,623	$5,416	$13,996	$6,467		$71,251
Loans	41,334	2,059	5,270	—	—		48,663
Deposits	31,251	20,782	4,054	270	136		56,493

Statistical data:
Return on average assets (b)	1.92%	(0.03)%	1.30%	N/M	N/M		1.25%
Efficiency ratio (c)	40.88	99.05	64.96	N/M	N/M		56.33

(a)	Included discrete tax benefits of $23 million, $3 million and $2 million for the third quarter 2018, second quarter 2018 and third quarter 2017, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended September 30, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$185	$199	$121	$95	$(1)		$599
Provision for credit losses	4	3	(9)	4	(2)		—
Noninterest income	75	43	33	86	(3)		234
Noninterest expenses	143	104	90	98	17		452
Provision (benefit) for income taxes	25	34	16	15	(27)	(a)	63
Net income	$88	$101	$57	$64	$8		$318
Net credit-related charge-offs (recoveries)	$8	$5	$4	$(2)	$—		$15

Selected average balances:
Assets	$13,055	$18,336	$10,271	$9,193	$20,355		$71,210
Loans	12,424	18,074	9,702	8,384	—		48,584
Deposits	20,721	16,894	8,904	8,520	1,054		56,093

Statistical data:
Return on average assets (b)	1.63%	2.18%	2.18%	2.75%	N/M		1.77%
Efficiency ratio (c)	54.90	43.12	58.05	53.97	N/M		52.93

				Other	Finance
Three Months Ended June 30, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$181	$194	$122	$86	$7		$590
Provision for credit losses	—	(5)	(14)	(6)	(4)		(29)
Noninterest income	72	42	31	90	13		248
Noninterest expenses	144	105	92	93	14		448
Provision for income taxes	25	34	17	17	—	(a)	93
Net income	$84	$102	$58	$72	$10		$326
Net credit-related charge-offs (recoveries)	$—	$1	$2	$(6)	$—		$(3)

Selected average balances:
Assets	$13,427	$18,687	$10,439	$9,080	$18,887		$70,520
Loans	12,641	18,435	9,862	8,287	—		49,225
Deposits	20,904	16,642	8,967	8,082	1,235		55,830

Statistical data:
Return on average assets (b)	1.55%	2.18%	2.22%	3.18%	N/M		1.85%
Efficiency ratio (c)	56.45	44.48	60.22	52.81	N/M		53.24

				Other	Finance
Three Months Ended September 30, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$170	$184	$122	$84	$(14)		$546
Provision for credit losses	8	25	(22)	14	(1)		24
Noninterest income	79	41	33	107	15		275
Noninterest expenses	144	103	92	114	10		463
Provision (benefit) for income taxes	34	37	31	17	(11)	(a)	108
Net income	$63	$60	$54	$46	$3		$226
Net credit-related charge-offs	$2	$10	$9	$4	$—		$25

Selected average balances:
Assets	$13,367	$18,161	$10,435	$8,825	$20,463		$71,251
Loans	12,612	17,916	9,959	8,176	—		48,663
Deposits	21,641	17,316	9,400	7,730	406		56,493

Statistical data:
Return on average assets (b)	1.11%	1.31%	2.00%	2.07	N/M		1.25%
Efficiency ratio (c)	57.78	45.62	59.46	59.82	N/M		56.33

(a)	Included discrete tax benefits of $23 million, $3 million and $2 million for the third quarter 2018, second quarter 2018 and third quarter 2017, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares

N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Comerica believes the adjusted financial results provide a greater understanding of ongoing operations and enhance the comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

ADJUSTED FINANCIAL RESULTS	Three Months Ended
	September 30,	June 30,	September 30,
(dollar amounts in millions, except per share data)	2018	2018	2017

Noninterest Income:
Noninterest income	$234	$248	$275
Securities repositioning	20	—	—
Proforma effect of adoption of accounting standard	—	—	(30)
Adjusted noninterest income	$254	$248	$245

Noninterest Expenses:
Noninterest expenses	$452	$448	$463
Proforma effect of adoption of accounting standard	—	—	(30)
Restructuring charges	(12)	(11)	(7)
Adjusted noninterest expenses	$440	$437	$426

Pre-tax Income:
Pre-tax income	$381	$419	$334
Securities repositioning	20	—	—
Restructuring charges	12	11	7
Adjusted pre-tax income	$413	$430	$341

Provision for Income Taxes:
Provision for income taxes	$63	$93	$108
Discrete tax benefits	23	3	2
Tax on securities repositioning	5	—	—
Tax on restructuring charges	3	2	3
Adjusted provision for income taxes	$94	$98	$113

Net Income:
Net income	$318	$326	$226
Discrete tax benefits	(23)	(3)	(2)
Securities repositioning, net of tax	15	—	—
Restructuring charges, net of tax	9	9	4
Adjusted net income	$319	$332	$228

Diluted Earnings per Common Share:
Diluted earnings per common share	$1.86	$1.87	$1.26
Securities repositioning, net of tax	0.09	—	—
Restructuring charges, net of tax	0.05	0.05	0.02
Discrete tax benefits	(0.14)	(0.02)	(0.01)
Adjusted diluted earnings per common share	$1.86	$1.90	$1.27

Efficiency Ratio:
Reported	52.93%	53.24%	56.33%
Adjusted	51.59	51.90	53.71
Securities repositioning refers to losses incurred on the sale of $1.3 billion of treasury securities that were replaced by higher-yielding treasuries with a similar duration of 3 years. Proforma effect of the adoption of accounting standard relates to the proforma 2017 impact of the new revenue recognition standard that became effective January 1, 2018 that is not reflected in 2017 results. Discrete tax benefits primarily include tax benefits from the review of tax capitalization and recovery positions on fixed assets and software on the 2017 tax return and from employee stock transactions.

	September 30,	June 30,	September 30,
(dollar amounts in millions)	2018	2018	2017

Tangible Common Equity Ratio:
Common shareholders' equity	$7,786	$8,079	$8,034
Less:
Goodwill	635	635	635
Other intangible assets	6	7	8
Tangible common equity	$7,145	$7,437	$7,391

Total assets	$71,448	$71,987	$72,017
Less:
Goodwill	635	635	635
Other intangible assets	6	7	8
Tangible assets	$70,807	$71,345	$71,374

Common equity ratio	10.90%	11.22%	11.16%
Tangible common equity ratio	10.09	10.42	10.35

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,786	$8,079	$8,034
Tangible common equity	7,145	7,437	7,391

Shares of common stock outstanding (in millions)	166	171	174

Common shareholders' equity per share of common stock	$46.92	$47.27	$46.09
Tangible common equity per share of common stock	43.05	43.51	42.39
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock.